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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the Registration Statement of Meditrust on Form S-3 of our reports dated March 10, 1994 on our audits of the consolidated financial statements and financial statement schedules of Meditrust as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which reports are included in the 1993 Meditrust Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."




                                            /s/Coopers & Lybrand, L.L.P.



Boston, Massachusetts
November 30, 1994